Exhibit 10.01

                                                                  March 29, 2002

Michael D. Greenbaum
Hybrid Networks, Inc.
6409 Guadalupe Mines Road
San Jose, CA  95120

Dear Michael,

This Letter Agreement will confirm that in connection with and in consideration of your continued employment with Hybrid Networks, Inc. ("Hybrid") Hybrid and you agree as follows:

1. At Hybrid's request you will remain employed by Hybrid for up to ninety (90) days following the date hereof, provided that Hybrid continues to pay you your current base salary at its regular periodic payroll dates (the "Retention Period");

2. You will receive a Severance Payment of $13,541.00, (the "Severance Payment"), which is equal to two weeks of your regular base salary, as provided in paragraph 1 of the Release;

3. You will receive a Retention Bonus of $162,492.00, (the "Retention Bonus") which is equal to six months of your regular salary, payable upon Hybrid's receipt of a signed copy of a release and a signed copy of this Letter Agreement. The Retention Bonus will be returned by you to the Company if you voluntarily terminate your employment with the Company before the expiration of the Retention Period; and

Please acknowledge your acceptance of this Letter Agreement by signing below and returning this letter to me as soon as possible.


Sincerely,


James R. Flach
Chairman of the Board


I have reviewed the above Letter Agreement and understand and agree to the terms under which I will be continue to be employed with Hybrid Networks, Inc.


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Date                                Michael D. Greenbaum